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                                     Exhibit 11.1
                               ACTIVE VOICE CORPORATION
                          Computation of Earnings Per Share

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
                                                                               Year Ended March 31,
                                                              ----------------------------------------------
                                                                    1997           1996           1995
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
PRIMARY EARNINGS PER SHARE
Average shares outstanding                                       4,580,841      4,515,698      4,434,541
Net effect of dilutive stock options based on the treasury
  stock method using average market price                           42,299        128,046        168,920
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Total                                                            4,623,140      4,643,744      4,603,461
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Net income                                                      $1,751,000     $5,162,000     $5,110,000
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Per share amount                                                     $0.38          $1.11          $1.11
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FULLY DILUTED EARNINGS PER SHARE
Average shares outstanding                                       4,580,841      4,515,698      4,434,541
Net effect of dilutive stock options based on the treasury
  stock method using the period end market price, if higher
  than average market price                                         46,867        129,690        173,683
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Total                                                            4,627,708      4,645,388      4,608,224
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Net income                                                      $1,751,000     $5,162,000     $5,110,000
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Per share amount                                                     $0.38          $1.11          $1.11
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